AMENDMENT 2 TO EMPLOYMENT AGREEMENT
                      BETWEEN PEDIATRIX MEDICAL GROUP, INC.
                              and KRISTEN BRATBERG


         This is Amendment 2 to the Employment Agreement by and between KRISTEN BRATBERG ("Executive") and PEDIATRIX MEDICAL GROUP, INC. (the "Company") dated November 6, 1995 (the "Employment Agreement"). Except as specifically set forth below, all terms and conditions of the Employment Agreement remain effective and binding upon the parties.


                  Effective on November 5, 1998, Section 1.1 Employment and Term of the Employment Agreement shall be amended to read: "The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein, for a period (the "Extended Term") beyond the Initial Term and commencing on November 6, 1998 and expiring on December 31, 2001 (the "Expiration Date") unless sooner terminated as hereinafter set forth. The Extended Term of this Agreement, and the employment of the Executive hereunder, shall be automatically extended for one (1) year periods thereafter until terminated in accordance hereunder (The Initial Term, the Extended Term and any automatic extensions shall be hereinafter referred to as the "Employment Period")."

                  Effective on November 5, 1998, Section 2.1 Base Salary of the Employment Agreement shall be amended to read: "The Executive shall receive a base salary at the annual rate of not less than Two Hundred Thousand Dollars ($200,000.00) (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to required applicable withholding for taxes. The Base Salary shall also be reviewed, at least annually, for merit increases and may, by action and at the discretion of the Board, be increased at any time or from time to time."

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                  Effective on November 5, 1998, Section 2.2 Performance Bonus
         shall be deleted in its entirety.


         IN WITNESS WHEREOF, the parties have executed this Amendment 1 the 13th day of October, 1998.


PEDIATRIX MEDICAL GROUP, INC.                         EXECUTIVE



/s/ Lawrence M. Mullen                                /s/ Kristen Bratberg
----------------------                                --------------------
Lawrence M. Mullen                                        Kristen Bratberg
Vice President and Chief Operating Officer


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